Exhibit 99.1

FOR IMMEDIATE RELEASE

Dean Foods Presents Strategic Plans at Investor Day

Company Outlines Strategic Plans, Including $300 Million Cost Reduction Program

Strategic Plan Drives Expectations for Double Digit EPS Growth over the Next Three Years

Strong Start Drives Increase in Full Year Guidance to Adjusted Earnings per Share of at Least $1.55

DALLAS, February 26, 2009 – Dean Foods Company (NYSE: DF) is hosting an investor meeting today to outline the core strategies that will drive performance over the coming years. The meeting is being webcast at http://www.deanfoods.com beginning at 8:30 am ET this morning.

Strategic Plan

At today’s meeting, the Dean Foods Leadership team will present core strategies and plans the Company is pursuing to build on its advantaged position in the dairy industry and drive operating results over the next three to five years. Dean Foods’ strategic plan encompasses three main components.

•

First, Extend our Low Cost Position. The first key component of the strategic plan, and the clear focus for the near term, is to reduce costs across the business and extend Dean Foods’ low cost position in the marketplace.

•

Second, Drive Revenue and Profit Growth in Our Core Businesses. In the DSD Dairy platform, the Company plans to build on its core manufacturing and distribution strengths to continue to increase its market share and drive strong operating returns. At

WhiteWave-Morningstar, the Company is focused on leveraging and building upon the strong net sales growth of the branded portfolio to drive continued revenue growth and reignite segment operating profit growth.

•	Third, Invest for Growth. The third component of the Company’s strategic plan is to invest in new capabilities and platforms to drive sustainable long-term growth.

“Dean remains a well-positioned leader in numerous attractive categories,” said Gregg Engles, Chairman and CEO. “We possess multiple paths to drive growth, including executing against our cost productivity initiatives, driving revenue and profitability in our core businesses and the opportunity to invest in new platforms for future growth. Our leadership team plans to deliver against our fullest potential with a clear path to achieve our near and intermediate term objectives, all of which should combine to generate a sustainable, top-tier earnings progression over time.”

$300 Million Productivity Program

Over the next three to five years, Dean Foods management plans to execute against specific plans to drive cost reductions across the business, targeting $300 million in cost savings. These initiatives fall under five broad areas of opportunity. The majority of the specifically defined initiatives target the DSD Dairy Segment.

The first area of focus is lowering conversion costs across the manufacturing network of over a hundred plants. Because Dean Foods is the product of the consolidation of many disparate businesses, varied business practices continue to exist across its operations. Historically, the Company has had no systematic way of measuring and improving its manufacturing operations. Through implementing tools and processes to systematically measure and improve operations in an integrated way, the Company expects to drive meaningful savings over the next several years. These tools have been piloted in several locations, driving significant efficiency improvements, and are currently in the process of being rolled out across the entire manufacturing network.

The second improvement area is extending its low cost position by optimizing its supply chain network. Dean Foods operates a network of over 100 manufacturing facilities acquired over the past fifteen years as the Company led the consolidation of the industry. As a result, the Dean Foods manufacturing network has historically operated more as a collection of local businesses, rather than as a cohesive optimized network. The Company’s infrastructure, like the dairy industry as a whole, faces excess capacity today. By designing and building an optimized network, the Company expects to drive meaningful improvements in asset utilization and savings over time.

The third area of focus is in driving distribution efficiency across the DSD Dairy’s network of over 5,800 company-owned delivery routes. The company is investing in routing and monitoring technologies across its national Direct-Store-Delivery network to drive increased performance and efficiency.

The fourth area of opportunity to drive savings across Dean is standardizing and simplifying its product portfolio to reduce complexity and achieve scale-based procurement savings. These efforts will be driven against a total spend base of nearly $4 billion of direct material and indirect purchases. By pursuing SKU simplification and centralizing purchasing, the company expects to continue to reduce costs in this area for the foreseeable future.

Also included in the $300 million productivity program are specific plans to achieve approximately $50 million of savings across all areas of the supply chain in the WhiteWave business platform.

These initiatives will be explained in more detail in today’s investor meeting.

Three Year Outlook

These cost savings will drive the Company’s core business systems and brand franchises, provide investment for future growth, and help fuel earnings growth going forward. On a divisional basis, management expects mid-single digit operating income growth at DSD Dairy and high-single to low-double digit operating income growth at WhiteWave-Morningstar. A portion of the operating division operating income growth will be offset by investments in future capability, resulting in a sustainable algorithm that is expected to deliver mid-single digit growth in adjusted consolidated operating income for at least the next three years.

When coupled with the anticipated interest leverage created by a continued focus on reducing debt, this operating income growth is expected to result in double-digit adjusted earnings per share growth going forward, although commodity volatility and economic conditions will continue to impact results.

Based on the list of initiatives in the Company’s strategic plan, management plans to spend approximately $300 million in capital expenditures in 2009, up from $257 million in 2008.

2009 Guidance Updated

“As we discussed a few weeks ago in our fourth quarter earnings release, we expected the first quarter to be strong as the commodity environment continues to improve,” noted Jack Callahan, Chief Financial Officer. “Most notably, the Class I Mover milk price will decline in March to $9.43 per hundredweight, which is the lowest price in recent memory. The energy complex also remains favorable. Based on our analysis of the January results and what looks to be, based on preliminary reports, a solid February, the quarter will likely be even stronger than we initially thought.”

The Company increased its first quarter 2009 guidance for adjusted diluted earnings per share to at least $0.41 per share, from its prior guidance for at least $0.38 per adjusted diluted share. Additionally, the Company’s full year expectations have also increased, with management now expecting adjusted earnings to reach at least $1.55 per diluted share in 2009, representing full year growth of at least 19% from the $1.30 posted in 2008.

INVESTOR MEETING WEBCAST

A webcast of today’s meeting will begin at 8:30 a.m. ET today and may be heard live by visiting Dean Foods company homepage and clicking on the Investor Day Webcast button at the bottom of the screen or going directly to the “Webcast” section of the Company’s site at http://www.deanfoods.com. There will be slide presentations along with the webcast. A replay will be available following the live event.

ABOUT DEAN FOODS

Dean Foods is one of the leading food and beverage companies in the United States. The Company’s DSD Dairy segment is the largest processor and distributor of milk and other dairy products in the country, with products sold under more than 50 familiar local and regional brands and a wide array of private labels. The Company’s WhiteWave-Morningstar segment markets and sells a variety of nationally branded dairy and dairy-related products, such as Silk® soymilk and cultured soy products, Horizon Organic® milk and other dairy products, International Delight® coffee creamers, LAND O’LAKES® creamers and other fluid dairy products. Our WhiteWave-Morningstar segment’s Rachel’s Organic® dairy products brand is the fourth largest organic yogurt brand in the United Kingdom. Additionally, our WhiteWave-Morningstar segment markets and sells private label cultured and extended shelf life dairy products through our Morningstar platform.

COMPARISON OF ADJUSTED INFORMATION TO GAAP INFORMATION

The adjusted financial estimates, including adjusted diluted earnings per share guidance, contained in this press release are non-GAAP measures that exclude the impact of potential future charges related to facility closings and reorganizations, as well as non-recurring items that may be recorded in the periods covered by the guidance. This information is provided in order to allow investors to make meaningful comparisons of our operating performance between periods and to view our business from the same perspective as management. Because we cannot predict the timing and amount of charges associated with non-recurring items or facility closings and reorganizations, management does not consider these costs when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, or in determining earnings estimates. These costs are not presented in any of our operating segments. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These non-GAAP measures may be different than similar measures used by other companies. We have not provided a reconciliation of our adjusted diluted earnings per share guidance to earnings per share in accordance with GAAP because we are unable to predict the timing or amount of these charges. A reconciliation of adjusted diluted earnings per share to earnings per share in accordance with GAAP for the quarter and year ended December 31, 2008 is included in our earnings release issued on February 11, 2009.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, projected sales, operating income, net income, adjusted diluted earnings per share, debt covenant compliance and expected financial performance. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The Company’s ability to meet targeted financial and operating results, including targeted sales, operating income, net income and earnings per share depends on a variety of economic, competitive and governmental factors, including raw material availability and costs, the demand for the Company’s products, and the Company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. The Company’s ability to profit from its branding initiatives depends on a number of factors including consumer acceptance of the Company’s products. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACT: Corporate Communications, Marguerite Copel, +1-214-721-1273; or Investor Relations, Barry Sievert, +1-214-303-3438

# # #